SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – March 4, 2005

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) and (c) - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 7, 2005, Lockheed Martin Corporation announced that it has named Martin T. Stanislav as its Controller and Chief Accounting Officer (CAO). He previously served as Vice President and Controller of the corporation’s Aeronautics business area in Ft. Worth, Texas. Mr. Stanislav replaces Rajeev Bhalla who resigned as Controller and CAO to take a senior position with a division of United Technologies Corporation. Mr. Bhalla resigned on March 4, 2005, effective as of today.

Mr. Stanislav, 41, joined Lockheed Martin in 1998 as Director of Accounting where he was responsible for the corporation’s consolidated financial statements and related analyses and disclosures. In 1999, he was promoted to Vice President of Shared Services, responsible for all business activities including financial controls and core financial transaction processing. He has been in his current position with the Aeronautics business area since 2002. He is a 1986 graduate of the University of Maryland and a Certified Public Accountant (CPA). He began his career with Ernst & Young, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

/s/ David A. Dedman
David A. Dedman
Associate General Counsel

March 7, 2005